Exhibit 10.1

THIRD AMENDMENT TO EMPLOYMENT CONTRACT

This THIRD AMENDMENT (the “Amendment”) is made and entered into on the 5th day of April, 2007, to that certain Employment Contract between NORWOOD H. DAVIS, III (the “Employee”) and TRX, INC., a Georgia corporation (the “Company”).

WHEREAS, the Employee and the Company previously entered into that certain Employment Contract dated December 31, 2004, as amended on August 26, 2005 and June 30, 2006 (the “Employment Contract”); and

WHEREAS, the Employee and the Company desire to extend the initial term of the Employment Contract, to provide additional incentive compensation to the Employee to encourage his continued performance and further to amend certain other terms and provisions thereof;

NOW, THEREFORE, for and in consideration of the sum of Ten and no/100 Dollars ($10.00) in hand paid each to the other and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employee and the Company hereby agree to amend the Employment Contract as follows:

1. Section 1 of the Employment Contract is amended by deleting the first sentence of thereof and replacing it in its entirety with the following sentence:

“The Company hereby employs Employee for a period commencing on the Effective Date of this Employment Contract and ending on December 31, 2010 (the “Initial Term”).”

2. A new Section 3(l) is added to the Employment Contract as follows:

“(l) Grant of Stock Option For Multi-Year Extension. In connection with the extension of the Initial Term of the Contract through December 31, 2010, the Company and the Employee have agreed that the Employee shall receive a stock option to purchase 450,000 shares of the Company’s common stock under the terms and conditions of the TRX, Inc. Omnibus Incentive Plan (the Omnibus Plan”). This option grant shall be made on January 3, 2008 (or upon an earlier or later date as such grant is formally granted by the Omnibus Plan Committee). The option shall be granted at a per share exercise price equal to the Fair Market Value (as defined in the Omnibus Plan) on the date of grant, and shall become exercisable as follows: 150,000 shares on December 1, 2008, 150,000 shares on December 1, 2009 and 150,000 shares on December 1, 2010; provided, however, that in order for the grant to become exercisable on each stated date, the Employee must be an “active employee in good standing” (as defined in Section 3(c) of the Employment Contract) on each such date. In addition, the Company shall instruct the Omnibus Plan Committee to waive the restriction regarding transferability of awards in order to permit the Employee to transfer, at his election, the above stock option to an immediate family member, a trust (with beneficiaries of only his immediate family members), or a family limited partnership (with general partners and limited partners of only his immediate family members).”

3. Section 6(c) of the Employment Contract shall be amended by deleting that section in its entirety and replacing it with the following:

“(c) Termination by the Company Without Good Cause. If the Company terminates this Employment Contract without good cause at any time during its Term, the Company shall pay the Employee (i) any earned but unpaid Base Salary accrued through the date of termination plus the Base Salary due the Employee for the remainder of the

Term, but in no event for less than twelve (12) months; (ii) reimbursement for COBRA continuation coverage premiums that the Employee incurs for continued group health plan coverages for himself, his spouse and dependents for a period of up to eighteen (18) months, and (iii) continuation of the benefits specified in Sections 3(g), (h) and (i) of the Employment Contract for the remainder of then current Term. In addition to the foregoing, any stock options set forth in Section 3(j) and 3(l) that have not been granted shall be granted, and all stock options granted to Employee by the Company shall immediately become exercisable.”

4. Section 6(f) (v) and (vi) shall be amended to include the stock option in 3(l) above.

5. Except as specifically amended herein, the Employment Contract shall remain in full force and effect.

6. This Third Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment effective as of the date specified above.

EMPLOYEE:

/s/ Norwood H. Davis, III
Norwood H. Davis, III

COMPANY:

TRX, INC.

/s/ Johan G. Drechsel
Johan G. Drechsel
Chairman